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                                   EXHIBIT 21

             SUBSIDIARIES OF PROFESSIONAL VETERINARY PRODUCTS, LTD.


Name                                          State of Incorporation
----                                          ----------------------

Exact Logistics, LLC                          Nebraska

ProConn, LLC                                  Nebraska